Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Mark Maring

Investor Relations

Tel: +1-585-598-6874

Company Submits Business Plan for Continued NYSE Listing

FAIRPORT, N.Y., October 6, 2008—GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (NYSE: GHS) previously announced that it was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE’s continued listing standards. The NYSE’s notice dated August 21, 2008 (the “Notice”) indicated that on August 15, 2008 the Company’s thirty (30) trading-day market capitalization of its common stock was approximately $57.3 million and its thirty (30) trading-day average share price was $0.99, both of which are below the NYSE’s quantitative listing standards. Such standards require NYSE listed companies to maintain an average market capitalization of at least $75 million over any consecutive thirty (30) trading-day period (the “Market Capitalization Deficiency”) and to have an average closing price of any listed security not fall below $1.00 per share for any consecutive thirty (30) trading-day period (the “Share Price Deficiency”).

As previously discussed, on August, 22, 2008, the Company notified the NYSE of its intent to cure these deficiencies and on October 6, 2008 the Company submitted a business plan demonstrating its ability to achieve compliance with the continued listing standards. The business plan includes, but is not limited to, the continued suspension of the Company’s dividend, the repayment of amounts outstanding under the Company’s revolving credit facility, which was paid in full as of September 30, 2008, building cash for greater liquidity and utilization of future free cash flow for de-levering. If the NYSE does not accept such plan, the NYSE will commence suspension and delisting procedures and will work with the Company on an orderly transition to an alternative market.

If the plan is accepted, under applicable rules and regulations of the NYSE regarding the Market Capitalization Deficiency and the Share Price Deficiency, the Company must achieve compliance with the market capitalization listing standard and the share price standard within eighteen (18) months and six (6) months, respectively, from the receipt of the Notice. If the Company is not compliant by these dates, its common stock will be subject to suspension and delisting by the NYSE.

The Company’s common stock remains listed on the NYSE under the symbol GHS, but has been assigned a “.BC” indicator by the NYSE to signify that the Company is “below compliance” with the NYSE’s continued quantitative listing standards. Although the Company intends to cure the deficiencies and to return to compliance with the NYSE continued listing requirements, there can be no assurance that it will be able to do so.

Forward-looking Statements

This release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,”

“protect,” “plan,” “seek,” “ intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to the Company’s ability to achieve and maintain a share price and average price above $1.00 per share of its common stock at the expiration of the six-month period, the Company’s ability to achieve and maintain an average market capitalization of at least $75.0 million at the expiration of the 18-month period, acceptance by the NYSE of the business plan submitted, commencement by the NYSE of suspension and delisting procedures for failure to successfully implement a plan to correct non-compliance with the NYSE listing standards, the Company’s failure to continue to satisfy the NYSE’s other qualitative and quantitative listing standards for continued listing and the NYSE’s right to take more immediate action in the event that the stock trades at levels that are viewed as “abnormally low” on a sustained basis or other qualitative factors. These and the additional risk factors are outlined in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.